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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




                            SUMMIT LIFE CORPORATION
            (Exact name of registrant as specified in its charter)




              OKLAHOMA                                   73-1448244
(State of incorporation or organization)    (I.R.S. Employer Identification No.)



          3021 Epperly Dr.
       Oklahoma City, Oklahoma                             73155
(Address of principal executive offices)                 (Zip Code)



    Securities to be registered pursuant to Section 12(b) of the Act:  none


       Securities to be registered pursuant to section 12(g) of the Act:


                                 COMMON STOCK
                               (Title of Class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Registrant's common stock, par value $.01 per share, is set forth under the caption "Description of Common Stock" contained in the Prospectus constituting a part of the Registration Statement on Form SB-2, as amended (File No. 333-65097), filed under the Securities Act of 1933, as amended, and such description is incorporated herein by reference.


ITEM 2.   EXHIBITS.

     The following exhibits are filed herewith:


EXHIBIT                                 NAME OF EXHIBIT
NUMBER                                  ---------------
-------

    1*  First Amended and Restated Certificate of Incorporation

    2*  First Amended and Restated Bylaws

    3*  Specimen Certificate of the Common Stock

    4*  Form of Promotional Shares Lock-In Agreement

     * FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS EXHIBITS TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM SB-2 (FILE NO. 333-65097). SUCH EXHIBITS ARE INCORPORATED HEREIN BY REFERENCE.
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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


January 5, 1999               SUMMIT LIFE CORPORATION



                              By:  /s/ Charles L. Smith
                                   ---------------------------------------------
                                   Charles L. Smith
                                   President and Chief Operating Officer